Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-61487, File No. 333-134831, and File No. 333-195643 on Form S-8 of Norwood Financial Corp. of our report dated March 11, 2022, relating to our audit of the consolidated financial statements, which is incorporated in this Annual Report on Form 10-K of Norwood Financial Corp. for the year ended December 31, 2021.

Cranberry Township, Pennsylvania

March 11, 2022

S.R. Snodgrass, P.C.  2009 Mackenzie Way, Suite 340  Cranberry Township, PA 16066  Phone: 724-934-0344  Fax: 724-934-0345